UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 17, 2014

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number)

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)		30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following actions were taken by Internap Network Services Corporation (“our” or “we”):

Approval of Bonuses and Increases in Base Salary

On February 17, 2014, our compensation committee of the board of directors, in the case of named executive officers other than our Chief Executive Officer, and on February 18, 2014, our board of directors, in the case of our Chief Executive Officer, approved bonuses under our 2013 Short-Term Incentive Plan, which we previously filed as Exhibit 10.1 to our Current Report on Form 8-K with the Securities and Exchange Commission on February 25, 2013. These bonuses were awarded based upon achievement of corporate objectives. We will pay the bonuses in cash on March 7, 2014.

Name and Title	Bonus
J. Eric Cooney, Chief Executive Officer	$184,388
Kevin M. Dotts, Chief Financial Officer	62,852
Steven A. Orchard, SVP and General Manager, Data Center and Network Services	32,632

On February 17, 2014, our compensation committee approved bonuses to certain employees, including named executive officers, who made significant contributions in the acquisition of iWeb Group, Inc. and the related credit facility. The following named executive officers received the listed bonuses: Mr. Dotts in the amount of $94,860 and Mr. Orchard in the amount of $80,184. We will pay the bonuses in cash on March 7, 2014.

In addition, our board of directors approved an increase in the base salary of Mr. Cooney from $600,000 to $620,000 and our compensation committee approved an increase in the base salary of Mr. Dotts from $316,200 to $325,686; and Mr. Orchard from $267,280 to $275,298, effective April 7, 2014.

Approval of Long-Term Incentive Grants

On February 17, 2014, our compensation committee, in the case of named executive officers other than our Chief Executive Officer, and on February 18, 2014, our board of directors, in the case of our Chief Executive Officer, approved long-term incentive grants based on the individual’s role and individual performance. Of each award, 70% of the total grant is in the form of stock options and 30% is in the form of time-based restricted common stock. The stock options vest 25% after one year and in equal monthly increments for three years thereafter. The time-based restricted common stock vests in four equal annual installments on the anniversary of the grant date. The options have a 10-year term and an exercise price of $7.93, the fair market value of our common stock on February 21, 2014, the grant date. The following grants were approved:

	Number of Awards (#)
Name and Title	Options	Restricted Stock
J. Eric Cooney, Chief Executive Officer	198,722	39,909
Kevin M. Dotts, Chief Financial Officer	82,746	16,618
Steven A. Orchard, SVP and General Manager, Data Center and Network Services	55,296	11,105

2014 Short-Term Incentive Plan

On February 17, 2014, our compensation committee approved the 2014 Short Term Incentive Plan. Under the plan, certain employees (including named executive officers) may be eligible for the award of a cash bonus after our 2014 fiscal year end. The cash bonus of each participant (other than our Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents, which includes our named executive officers) will be based on achievement of corporate and personal objectives, with a target award level expressed as a percentage of salary. The cash bonus of our Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents will be based on achievement of corporate objectives only, with a target award level expressed as a percentage of salary. The corporate objectives are based on revenue, earnings before interest, taxes, depreciation and amortization and bookings net of churn. The personal objectives are individualized for each participant below the level of Senior Vice President.

The table below identifies the target incentives as a percentage of base salary for named executive officers:

STI Participation Level	Target Incentive (% Salary)
CEO/CFO/SVP (including named executive officers)	Up to 100%

For named executive officers, the maximum bonus potential is up to two times the target incentive based on achievement of stretch corporate objectives. If a participant is no longer an employee on the date awards from the plan are paid, the participant will not be deemed to have earned an award and will not receive an award under the plan. If, before the date awards from the plan are paid, a participant has provided notice of resignation or we have notified a participant that his/her employment will terminate, the participant will not be deemed to have earned an award under the plan and will not receive an award under the plan. Our compensation committee may amend, modify, terminate or suspend operation of the plan at any time.

The above description is qualified in its entirety by reference to the full text of the 2014 Short Term Incentive Plan, which is being filed as Exhibit 10.1.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	2014 Short Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: February 21, 2014	By:	/s/ J. Eric Cooney
J. Eric Cooney
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	2014 Short Term Incentive Plan.